Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ANCHOR BANCORP

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Contact: Jerald L. Shaw, President and Chief Executive Officer Terri L. Degner, EVP and Chief Financial Officer Anchor Bancorp (360) 491-2250

ISS Recommends Anchor Bancorp Shareholders Vote FOR All of Anchor Bancorp’s Director Nominees
 and Other Proposals on Anchor’s White Proxy Card and Do Not Vote on Lawson’s Gold Proxy Card

Lacey, WA (October 15, 2015) - Anchor Bancorp (NASDAQ - ANCB) (“Company”), the holding company for Anchor Bank (“Bank”), today announced that leading proxy advisory firm ISS Proxy Advisory Services (ISS) has issued an updated comprehensive report recommending that the Company’s shareholders vote in favor of all of management’s proposals. ISS recommended that the Company shareholders vote FOR the election of the Company’s nominees Douglas A. Kay, George W. Donovan and Terri L. Degner as directors, FOR the Anchor Bancorp 2015 Equity Incentive Plan, and FOR all other Company proposals on the WHITE proxy card. The Company’s Annual Meeting of Shareholders will be held on October 21, 2015.

ISS concluded that since the dissident (Joel S. Lawson IV) had not demonstrated a compelling case that change at the Company’s Board level is warranted, votes for all three of the Company’s nominees are recommended.

In reaching its conclusion, ISS focused on, among other things:

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the fact that the Company’s total shareholder return during the four year period ending on September 18, 2015 of 156.5% was 51.9 percentage points above the ISS peer median of 104.6% and close to double the KBW Bank index return of 80.4%;

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the steady progress that the Company has made since its IPO in 2011 and that the Company successfully completed its mutual to stock conversion, has returned to profitability and has improved its capital position;

•	the improvement in other key operating metrics including the net interest margin, efficiency ratio and the level of nonperforming loans; and

•	management’s successful efforts to have all the Company’s supervisory agreements with state and federal banking regulators terminated.

In its analysis of whether change is warranted, ISS stated that the termination of the supervisory agreements is a “strong indication that the company has significantly lowered its risk profile for investors and reached an inflection point where the board can turn its focus to growth.”  The ISS report concluded by stating that “the clear facts that it has demonstrated strong stewardship of shareholders’ assets over the turnaround process, there does not appear to be a compelling case that change at the board level is warranted at this time.”

Commenting on the ISS report, Jerry Shaw, the Company’s President and Chief Executive Officer said, “We are very pleased that ISS, a highly respected independent proxy advisory service, recognizes the substantial progress we have made in turning around Anchor Bancorp and has recommended a vote in favor of all of management’s proposals including the re-election of management’s three nominees.”

The Company’s Board urges shareholders to vote FOR the three nominees proposed by the Board and FOR all other Company proposals on the WHITE proxy card, and to not sign or return any gold proxy card sent by the dissident, Joel S. Lawson IV.

If your shares are registered in your own name, please sign, date and mail the WHITE proxy card in the self-addressed, stamped envelope.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you must provide instructions to that entity so that your votes will be cast. Please sign, date and mail the WHITE voting instruction form and return it using the self-addressed, postage-paid envelope.

After voting the WHITE proxy card, do not sign or return any gold proxy card sent to you by Mr. Lawson. Remember – only your latest dated proxy will determine how your shares are to be voted at the annual meeting.

Anchor Bancorp
October 15, 2015

Even if you have voted a gold proxy card sent by Mr. Lawson, you can change your vote by sending a later-dated WHITE proxy card or voting instruction form.

Shareholders with questions about how to vote may contact Regan & Associates, Inc. at 1-(800) 737-3426.

About the Company

Anchor Bancorp is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 11 full-service banking offices (including one Wal-Mart in-store location) within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, Washington. The Company's common stock is traded on the NASDAQ Global Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Company's web site www.anchornetbank.com.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its shareholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at 601 Woodland Square Loop, Lacey, Washington 98503.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement and related materials for its 2015 Annual Meeting of Shareholders, filed with the SEC on September 11, 2015 and October 6, 2015.

Forward-Looking Statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; results of examinations of us by the Federal Reserve Bank of San Francisco and our bank subsidiary by the Federal Deposit Insurance Corporation (“FDIC”), the Washington State Department of Financial Institutions, Division of Banks (“Washington DFI”) or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings and other factors described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.anchornetbank.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot

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Anchor Bancorp
October 15, 2015

foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us, and could negatively affect the Company’s operations and stock price performance.

Each shareholder, whether he or she plans to attend the meeting, is requested to sign, date and return the WHITE proxy card without delay. Any proxy given by the shareholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with our secretary a written revocation or a duly executed proxy bearing a later date. Any shareholder present at the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the meeting.

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